UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 3, 2025

CHORD ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34776	80-0554627
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1001 Fannin Street, Suite 1500
Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (281) 404-9500

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CHRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

As reported in a Current Report on Form 8-K filed on March 3, 2025 with the U.S. Securities and Exchange Commission (the “SEC”) by Chord Energy Corporation (the “Company,” “we,” or “our”), the Company has commenced an offering of $750 million aggregate principal amount of new senior unsecured notes due 2033 in a private placement to eligible purchasers (the “Notes Offering”), and a concurrent cash tender offer (the “Tender Offer”) to purchase any and all of the $400 million outstanding aggregate principal amount of the Company’s 6.375% senior unsecured notes due 2026 (the “2026 Notes”), subject to certain conditions including the consummation of the Notes Offering.

Item 7.01	Regulation FD Disclosure.

On March 3, 2025, the Company issued a press release announcing the pricing of the previously announced Notes Offering. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information contained in this Item 7.01, including Exhibit 99.1 attached hereto, does not constitute an offer to sell, or a solicitation of an offer to buy, any of the New Notes (as defined below) in the Notes Offering or the 2026 Notes in the Tender Offer, respectively, or any other securities of the Company, and none of such information shall constitute an offer, solicitation or sale of securities in any jurisdiction in which the offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in any such filing. The filing of this Current Report on Form 8-K shall not be deemed an admission as to the materiality of any information herein that is or may be required to be disclosed solely by reason of Regulation FD.

Item 8.01	Other Events.

On March 3, 2025, the Company entered into a Purchase Agreement (the “Purchase Agreement”), among the Company, the subsidiary guarantors named therein (the “Guarantors”), and Wells Fargo Securities, LLC (the “Representative”), as representative of the several initial purchasers (the “Initial Purchasers”), pursuant to which the Company agreed to issue and sell to the Initial Purchasers $750 million in aggregate principal amount of the Company’s new 6.750% senior unsecured notes due 2033 (the “New Notes”). The New Notes will be guaranteed on a senior unsecured basis by the Guarantors. The New Notes resulted in net proceeds to the Company of approximately $739.3 million, after deducting the Initial Purchasers’ discount and estimated offering expenses. The Company intends to use the net proceeds from the Notes Offering (i) to purchase any and all 2026 Notes tendered in the concurrent Tender Offer, (ii) redeem any 2026 Notes, to the extent any 2026 Notes remain outstanding following the Tender Offer, on or about June 1, 2025 at a redemption price of 100.000% of the principal amount thereof, plus accrued and unpaid interest, if any, to the redemption date, (iii) repay a portion of its borrowings outstanding under the Company’s senior secured revolving credit facility (the “Credit Facility”) and (iv) to pay all fees and expenses associated therewith. The Tender Offer is conditioned upon the completion of the Notes Offering, but the Notes Offering is not conditioned upon the completion of the Tender Offer.

The New Notes will be issued and sold to the Initial Purchasers pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereunder. The Initial Purchasers intend to resell the Notes only to persons reasonably believed to be qualified institutional buyers in the United States pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States pursuant to Regulation S under the Securities Act and other applicable laws. The New Notes have not been registered under the Securities or any state securities laws and may not be offered or sold in the United States absent registration or any applicable exemption from registration under the Securities Act and applicable state securities laws. The Notes Offering is expected to close on March 13, 2025, subject to customary conditions, in accordance with the terms of the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and agreements of the parties and customary conditions to closing, obligations of the parties and termination provisions. Additionally, the Purchase Agreement contains customary indemnification and contribution provisions under which the Company and the Guarantors, on the one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

Certain of the Initial Purchasers and their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for the Company and its affiliates. Certain of the Initial Purchasers and/or their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with the Company and its affiliates. For example, the Representative is serving as the sole dealer manager for the Tender Offer. Certain of the Initial Purchasers and/or their affiliates may be holders of the 2026 Notes and/or are lenders under the Credit Facility. In particular, an affiliate of the Representative is a lender and the administrative agent under the Credit Facility, and affiliates of other Initial Purchasers are lenders under the Credit Facility. Accordingly, any such Initial Purchasers and/or their affiliates may receive a portion of the net proceeds from the Notes Offering to the extent any such proceeds are used to fund the Tender Offer, to repay amounts outstanding under our Credit Facility, or to redeem our 2026 Notes. In addition, in the ordinary course of their business activities, the Initial Purchasers and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of the Company or its affiliates.

Cautionary Note Regarding Forward-Looking Statements

The information in this Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact included in this Current Report on Form 8-K, including statements regarding the Notes Offering and the use of proceeds therefrom, the Tender Offer and the timing and outcome thereof, any redemption of our 2026 Notes, and our strategy, plans and objectives of management, are forward-looking statements. When used in this press release, the words “could,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “goal,” “plan,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.

All forward-looking statements are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, unanticipated developments that prevent, delay, or negatively impact the Notes Offering or the Tender Offer, and other financial, operational, and legal risks and uncertainties detailed from time to time in the Company’s cautionary statements contained in its filings with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, under the caption “Risk Factors,” as may be updated from time to time in the Company’s periodic filings with the SEC. Should one or more of the risks or uncertainties described in this Current Report on Form 8-K occur, or should any underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this Current Report on Form 8-K. All forward-looking statements, expressed or implied, included in this Current Report on Form 8-K are expressly qualified in their entirety by this cautionary statement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release, dated March 3, 2025, announcing pricing of the Notes Offering.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHORD ENERGY CORPORATION (Registrant)

Date: March 3, 2025	By:	/s/ Shannon B. Kinney
Shannon B. Kinney
Executive Vice President, Chief Administrative Officer, General Counsel, and Corporate Secretary